Exhibit 10.12
NOMINEE AGREEMENT
     THIS NOMINEE AGREEMENT (the “Agreement”) is entered into as of                     , by and between                     , M.D., a physician licensed to practice medicine in the State of                      (the “Nominee”), and Aurora Diagnostics, LLC, a Delaware limited liability company (“Aurora”).
     WHEREAS,                     , a                      professional limited liability company (the “Company”), is engaged in the business of providing pathology services to physicians, hospitals and other healthcare entities;
     WHEREAS, Aurora and the Nominee are parties to that certain Purchase Agreement dated as of the date hereof, by and among Aurora,                      and the Nominee (the “Purchase Agreement”);
     WHEREAS, all of the outstanding equity interests of the Company (the “Interests”) are issued in the name of the Nominee;
     WHEREAS, the Nominee’s strict compliance with the terms hereof is an essential component of Aurora receiving the benefits it bargained for under the Purchase Agreement;
     WHEREAS, as an inducement to and condition of the Nominee holding the Interests and entering into this Agreement, Aurora desires to and agrees to indemnify the Nominee as set forth herein; and
     WHEREAS, the Nominee has agreed to hold the Interests pursuant to the terms and conditions set forth herein.
     NOW, THEREFORE, in consideration of the foregoing premises and the mutual benefits to be derived hereby, and the premises, representations, warranties, covenants and agreements herein contained, and other good and valuable consideration, the Nominee and Aurora hereby agree as follows:
     1. Title to the Interests. The Nominee hereby represents and warrants that the Nominee is the record owner of the Interests on the books and records of the Company.
     2. Covenants.
          (a) The Nominee hereby acknowledges and agrees that the Nominee shall not take any actions with respect to the Interests that violate the terms of this Agreement.
          (b) Prior to the exercise of any right to vote or grant of a consent with respect to the Interests, the Nominee shall give notice to Aurora of the subject of such vote or consent and shall consult with Aurora with regard to the manner in which such vote will be cast or consent given. Aurora will thereafter recommend a course of action to the Nominee, and the Nominee will, at the time it receives the recommendation from Aurora, indicate his intent to act in accordance with Aurora’s recommendation or in a manner that is not recommended by

Aurora. Should the Nominee indicate his intent to act in a manner that is not recommended by Aurora, Aurora shall have the right to immediately exercise its rights pursuant to Section 3 hereof, and the Nominee agrees that upon Aurora’s exercise of such rights, he will refrain from voting or granting consent with respect to the Interests until the Interests are transferred in accordance with Section 3. In no event shall Aurora be permitted to vote the Interests and nothing contained herein shall be construed as a voting trust, proxy or other arrangement vesting Aurora with the authority to exercise the voting power of the Interests. Notwithstanding the foregoing, Aurora shall not have any control over the manner in which either the Company or the Nominee engages in the practice of medicine or otherwise provides medical care.
          (c) Except as expressly authorized by Aurora, during the term of this Agreement, the Nominee shall not cause the Company to make any distributions or to pledge, assign or otherwise encumber any of its assets. The Nominee shall notify Aurora promptly upon receipt by the Nominee of any information relating to any claim or lien against the Company or any of its assets or against the Nominee with respect to the Interests.
          (d) Except as expressly authorized by Aurora, the Nominee shall not dispose of, enter into an agreement for the disposition of or otherwise commit to the pledge, transfer, assignment, sale, gift or other disposition of the Interests or any rights therein or with respect thereto other than as contemplated by Section 3 hereof. In the event that Aurora determines to pledge, transfer, assign, sell or otherwise dispose of the Interests at any time, the Nominee hereby acknowledges and agrees that the Nominee will, upon receipt of notice from Aurora, either transfer the Interests to a person or nominee designated by Aurora, or take all actions necessary to effect any such transaction, at the sole expense of Aurora and subject to the right of indemnification under Section 5 hereof.
     3. Irrevocable Option to Purchase the Interests.
          (a) Aurora shall have the exclusive and irrevocable right to designate an Aurora Designee to purchase and acquire from the Nominee all of the Nominee’s right, title and interest in the Interests, in accordance with the terms and conditions provided herein. The Nominee hereby irrevocably and unconditionally agrees to transfer the Interests to the Aurora Designee at any time upon request by Aurora on the terms and conditions set forth herein. For purposes of this Agreement, “Aurora Designee” shall mean (i) any person entitled to hold the Interests under the laws of the State of                      should the Company remain a professional entity under the laws of such state, or (ii) Aurora or any affiliate of Aurora in the event that Aurora, in its sole discretion, decides to convert the Company into a non-professional entity. The parties acknowledge and agree that Aurora’s decision to convert the Company, as set forth in this Section 3(a), may require such entity to cease providing professional services in                     .
          (b) The purchase price to be paid to the Nominee in respect of the purchase of the Interests under this Section 3 shall be One Dollar ($1.00) and shall be payable in cash, by check or money order upon notice of Aurora’s exercise of its option under this Section 3.

          (c) In the event that Aurora exercises its rights to have the Aurora Designee acquire the Interests, such Interests shall be transferred in accordance with the terms of Section 4.
          (d) Aurora may assign, in its sole and absolute discretion, its rights under this Section 3 without prior notice to or consent from the Nominee.
     4. Deposit of the Interests. Upon execution of this Agreement, the Nominee shall execute and deliver to Aurora all documents necessary to transfer the Interests pursuant to Section 3 hereof, including any stock power or consents that must be obtained, duly executed in blank with all appropriate transfer stamps affixed thereto. The Nominee hereby acknowledges and agrees that, in the event Aurora exercises its rights pursuant to Section 3 herein to cause the Aurora Designee to acquire the Interests, Aurora shall have the right and authority to cause the transfer of the Interests to the Aurora Designee and the Aurora Designee shall, for all purposes, thereafter be the record owner of all rights, title and interest in and to the Interests.
     5. Indemnification.
          (a) Aurora agrees to indemnify and hold the Nominee harmless from and against any and all damage, loss, liability, obligation, commitment, cost or expense (including the reasonable fees and expenses of counsel) (collectively, “Damages”) incurred by the Nominee and resulting from or in respect of any of the following:
          (i) any tax liability of the Company imposed upon the Nominee or any tax liability incurred by the Nominee as the result of the Nominee’s ownership of the Interests until its disposition of the Interests (including without limitation any tax liability imposed on the Nominee arising solely from the sale or transfer of the Interests pursuant to Section 3 hereof); provided, however, that Aurora and the Nominee shall take all tax reporting positions consistent with Aurora having all benefits and burdens and incidents of ownership of the Interests notwithstanding the fact that the Nominee shall hold legal title to the Interests;
          (ii) other than with respect to any tax liability, any suit, claim or other proceeding brought by any third party or governmental agency directed at or as a result of the Nominee’s ownership of the Interests; or
          (iii) other than with respect to any tax liability, any other proceeding if the Nominee is made a party to such proceeding because he is or was a member, manager, director or officer of the Company. The Nominee shall not be entitled to indemnification in connection with any proceeding in which he (X) is convicted of engaging in illegal activity, or (Y) breached this Agreement.
          (b) Upon receipt of notice from any third party of the commencement of any action or the assertion of any claim by the third party against the Nominee for which the Nominee is entitled to indemnification hereunder, the Nominee shall promptly provide written notice to Aurora of such claim. Aurora shall have the right to assume the defense of any such action and the Nominee shall cooperate with Aurora in the defense of such action. If after the Nominee provides written notice to Aurora, Aurora does not promptly assume the defense of such action, the Nominee shall have the right to engage counsel reasonably acceptable to Aurora at Aurora’s expense.
     6. Miscellaneous.
          (a) This Agreement shall be effective immediately and shall remain in effect until the earlier of (i) the termination by the parties hereto, evidenced in writing and signed by the parties or (ii) the transfer of the Interests pursuant to and in accordance with the terms and conditions of this Agreement.
          (b) This Agreement constitutes the entire and final agreement of the parties hereto with respect to the subject matter hereof, and it is hereby agreed that any prior oral or written agreement (including without limitation any prior version of any document containing a buy/sell arrangement), promise, representation, warranty, understanding or assurance expressing, concerning or relating to the matters addressed herein (excluding such other documents as may be entered into by Aurora and the Nominee contemporaneously herewith) are merged herein and shall be null and void and of no further force or effect.
          (c) The Nominee hereby represents and warrants that he is not a party to any other agreement, nor will he enter into any other agreement during the term of this Agreement, that is inconsistent with the terms and provisions of this Agreement.
          (d) Except as otherwise expressly provided herein, this Agreement may only be amended, terminated or modified upon the written consent of all parties to this Agreement.
          (e) This Agreement shall be binding upon the parties hereto, and their respective heirs, administrators, executors, personal representatives, successors and assigns, and the parties hereto covenant and agree that they themselves and their respective heirs, executors, successors, administrators, personal representatives and assigns will execute any and all instruments, releases, assignments and consents that may reasonably be required of them to more fully implement the provisions of this Agreement, except that the Nominee may not assign this Agreement or any of his rights or obligations hereunder without the prior written consent of Aurora. Aurora may assign its rights and obligations hereunder, in whole or in part, to any of its affiliates without the consent of the Nominee (provided that Aurora shall not be relieved of any obligations hereunder). Notwithstanding any provision to the contrary in this Agreement, Aurora and its affiliates may assign any or all of their rights, title and interest in and pursuant to this Agreement to any of their lenders as collateral security.
          (f) All headings set forth in this Agreement are intended for convenience only and shall not control or affect the meaning, construction, interpretation or effect of this Agreement or of any of the provisions hereof. Any reference herein to the masculine, feminine or neuter gender shall be nonspecific in nature and shall equally apply to the appropriate gender of the party concerned.

          (g) If any provision of this Agreement shall be held to be illegal or unenforceable, such illegality or unenforceability shall extend to that provision solely, and the remainder of this Agreement shall be enforced as if such illegal or unenforceable provision were not incorporated herein. In addition, if any portion or all of this Agreement is determined to be unenforceable, the parties shall revise the Agreement in a manner that complies with applicable laws and preserves the economic rights of the parties hereunder.
          (h) The parties hereto acknowledge, understand and agree that the rights to purchase, own and vote, and the obligations to purchase or sell, the Interests are unique and invaluable rights, the loss of which are not susceptible to monetary quantification. The parties also agree that the rights and obligations provided herein are fair and equitable, were bargained for and given in exchange for fair and adequate consideration, and are intended by the parties to be legally enforceable in accordance with the terms set forth herein. Accordingly, the parties hereby agree that an action for specific performance or injunctive or other equitable relief of the rights, obligations and restrictions created by or under this Agreement is a proper and appropriate remedy for the breach of its provisions, and shall be available to the parties hereto, and no bond shall be required to be posted in connection therewith. If a party to this Agreement is required to institute legal proceedings to enforce its rights, or the other party’s obligations, in accordance with the provisions of this Agreement, and such party prevails in such legal proceedings in a binding, non-appealable final judgment, then such prevailing party shall be entitled to recover its reasonable attorneys’ fees and court costs incurred in enforcing such rights and/or obligations.
          (i) This Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of                     . To the fullest extent permitted by law, the parties hereby (X) submit to the jurisdiction of the                      and United States courts for the                      judicial circuit and the federal district, respectively, wherein lies                      for purposes of any legal action or proceeding brought under or in connection with this Agreement, (Y) agree that exclusive venue of any such action or proceeding may be laid in                      and (Z) waive any claim that the same is an inconvenient forum.
          (j) This Agreement may be executed in separate counterparts, each of which shall serve as an original for all purposes, and all of which together shall constitute one and the same agreement.
          (k) All notices, requests, demands and other communications required or permitted hereunder shall be in writing and shall be deemed to have been duly given when delivered by hand or mailed, first class certified mail with postage paid or by overnight receipted courier service:
(i)	If to Nominee, to:

with a copy to (which shall not constitute notice):

or to such other person or address as the Nominee shall furnish by notice to Aurora in writing.
(ii)	If to Aurora to:

with a copy to (which shall not constitute notice):

or to such other person or address as the Aurora shall furnish by notice to Nominee in writing.
[Signatures on the Following Page]

     IN WITNESS WHEREOF, the parties to this Agreement, intending to be legally bound, have hereunto set their signatures as of the date first above written.

AURORA:

AURORA DIAGNOSTICS, LLC:

By:

Name:

Title:

NOMINEE:

, M.D.